EXHIBIT 10.7

Delivery Versus Payment Agreement

Branch	Account No.	AE	Doc. ID 56

A study by the Banking & Securities Industry Committee has led to certain rules changes by the New York and American Stock Exchanges (“NYSE” and “AMEX” respectively). These rules are designed to reduce the number of security deliveries rejected by agent banks by eliminating one of the major reasons for rejection—lack of accurate instructions at the agent bank by settlement date.

Wexford Clearing Services Corporation (“the firm”) adheres to the rules and regulations set forth by the NYSE and AMEX. Accordingly, the firm is asking you, referred to below as “the client”, to sign this Delivery Versus Payment (“DVP”) Agreement, retaining one copy for your files and returning the original to the Account Executive servicing your account. Your Account Executive will be pleased to answer any questions relating to this agreement.

The agreement is as follows:

1. The Client will issue standing instructions to its agent receiving bank(s) to receive from or deliver to the firm against payment any security pursuant to the procedures of this agreement. Specific instructions for each transaction must be in the possession of the agent bank(s) no later than one business day before settlement date on purchases and two business days before settlement date on sales.

2. The Client’s instructions to its settling agent will comply with NYSE Rule No. 430, which states in part:

....“[T]he (client) placing the order or its agent will receive against payment securities in an amount equal to any execution confirmed to the (client), even though such an execution may represent the purchase of only a part of a larger order.”

3. The Client will issue standing instructions to the firm to receive from or deliver to its agent receiving bank(s) against payment any security pursuant to the provisions of this agreement.

4. A confirmation of each transaction will be promptly transmitted to the client after transaction is made. If necessary, alternate means of notification will be used in addition to the confirmation in order to insure that the Client is notified of all pertinent trade information no later than the day following execution of each DVP transaction. At the Client’s request, a duplicate information copy of each confirmation will simultaneously be transmitted to the designated individual at the Client’s agent bank. It is understood that the use of copies of confirmations to the settling agent is an information service and does not relieve the Client from his obligations under paragraph 1 of this agreement.

5.	•	Arbitration is final and binding on the parties.
	•	The parties are waiving their right to seek remedies in court, including the right to jury trial.
	•	Pre-arbitration discovery is generally more limited than and different from court proceedings.
	•	The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
	•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The undersigned agrees, and by carrying an account for the undersigned you agree, all controversies which may arise between us concerning any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration.

This contract shall be governed by the laws of the State of New York, and shall inure to the benefit of your successors and assigns, and shall be binding on the undersigned, my heirs, executors, representatives, attorneys-in-fact, administrators and assigns. Any controversy arising out of or relating to my account, to transactions with or for me or to this Agreement or the breach thereof, and whether executed or to be executed within or outside of the United States, and any controversy arising out of or relating to transactions in commodities or contracts related thereto executed on or subject to the rules of a contract market designated as such under the Commodity Exchange Act, as amended, shall be settled by arbitration before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which Wexford Clearing Services Corporation is a member, as I may elect and under the then existing arbitration procedures of the forum I have elected. If I do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that I make such election, then you may make such election. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding, may be sent to me by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to me. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

6. I agree that my broker is a third party beneficiary to this agreement and that the terms and conditions hereof, including the arbitration provision, shall be applicable to all matters between or among myself and either my broker and/or Wexford Clearing Services Corporation.

7. The Client agrees to instruct its agent bank to receive or deliver against the amount shown on the original trade confirmation unless any discrepancy in money amount exceeds 2 percent of the total money involved in that delivery. The firm and the Client agree to resolve later any discrepancy in such money amount directly. This contract shall be governed by the laws of the State of New York and shall inure to the benefit of the Client’s successors and assigns and shall be binding on the undersigned, its heirs, executors, representatives, attorneys-in-fact, administrators and assigns.

The Client is aware that in the event any good delivery to the designated bank is refused, the DVP provisions of Regulation T of the Board of Governors of the Federal Reserve System are no longer applicable and the firm may be compelled to cancel or liquidate the transaction. The Client is liable for any loss and costs resulting from such cancellation or liquidation. The Firm shall have a general lien on all properties the Client may have on deposit with the Firm either singly or jointly with another or otherwise and may, without notice to the Client, at the Firm’s discretion, liquidate or transfer any such property in order to satisfy any indebtedness the Client may have to the Firm. The Client shall be liable for any remaining deficiency in any of the Client’s accounts.

By signing this agreement, the client acknowledges that he/she has received a copy of this agreement.
This agreement contains a pre-dispute arbitration clause at page 1 at paragraph 5.

JOHN KAMINER, V.P.	CRESCENT MORTGAGE SERVICES, INC
Print Name and Title	Account Title

/s/ JOHN KAMINER	3/4/03

Client Authorization Signature	Date

Wexford Clearing Services Corporation, One New York Plaza, New York, NY 10292-2011